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                                                                 Exhibit 10.14


                             ACNIELSEN ERATINGS.COM

                        ---------------------------------


                             STOCKHOLDERS AGREEMENT

                       ----------------------------------

                               SEPTEMBER 22, 1999


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                             ACNIELSEN ERATINGS.COM

                             STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT is made as of the 22 day of September, 1999 by and among ACNielsen eRatings.com, a Delaware corporation (the "Company"), ACNielsen Corporation, a Delaware corporation ("ACN") and NetRatings, Inc., a Delaware corporation ("NetRatings"). (ACN and NetRatings are collectively referred to as the "Stockholders").

     WHEREAS, ACN has previously acquired shares of the Company's Class A Preferred Stock, par value $.001 per share (the "Class A Preferred").

     WHEREAS, NetRatings is purchasing on the date hereof shares of the Company's Common Stock, par value $.001 per share ("Common Stock").

     WHEREAS, the term Shares as used in this Agreement shall refer to any shares of capital stock of the Company, including the Common Stock, Class A Preferred and the any Series of Class B Preferred Stock, without par value (collectively, the "Class B Preferred" and each Series individually a "Class B Preferred Series"), now owned or subsequently acquired by the Stockholders. The Class A Preferred and Class B Preferred are collectively referred to herein as the "Preferred Stock")

     WHEREAS, the Stockholders wish to provide for certain rights and restrictions with respect to their shares of Common Stock, and have agreed to enter into this Agreement.

     WHEREAS, the Company and NetRatings are also entering into an Operating Agreement (the "Operating Agreement"), a Software License Agreement (the "License Agreement") and certain other agreements on the date hereof.

     NOW, THEREFORE, in consideration of the premises, mutual covenants and terms hereof, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                 ARTICLE I

                RIGHT OF FIRST REFUSAL ON NETRATINGS TRANSFER

     1.1 COMPANY RIGHT. If at any time NetRatings desires (or is required) to sell or transfer in any manner any Shares (as hereinafter defined) pursuant to the terms of a bona fide offer received from a third party (a "Buyer"), NetRatings shall submit a written offer to sell such Shares (the "Offered Shares") to the Company on terms and conditions, including price, not less favorable to the Company than those on which such Stockholder proposes to sell such Offered Shares to such third party (the "Offer"). The Offer shall disclose the identity of the proposed purchaser or transferee, the number of Offered Shares, the terms of the proposed sale or transfer and any other material facts relating to the sale or transfer. Within ten (10) days after receipt of the Offer, the Company shall give notice to NetRatings of its intent to purchase all or some of the Offered Shares from NetRatings on the terms and conditions set forth in the Offer.




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     1.2  ACN'S RIGHTS. If, for any reason whatsoever, the Company shall not exercise its right to purchase all of the Offered Shares as provided herein, the Company shall promptly provide to ACN written notice (the "Notice") of same (which shall include a copy of the written offer provided to the Company pursuant to Section 1.1 hereof), and then ACN shall have the right to purchase, on the same terms and conditions set forth in the Offer, any or all of that portion of the Offered Shares which the Company shall not have agreed to purchase from NetRatings (all such remaining shares being referred to as the "Remaining Offered Shares"). ACN shall act upon the Offer as soon as practicable after receipt from the Company of the Notice and in all events within fifteen (15) days after receipt thereof. ACN shall have the right to accept the Offer as to all or part of the Remaining Offered Shares offered thereby.

     1.3 ALL OR NONE. If the Company and ACN, taken together, do not elect to purchase all of the Offered Shares, then there shall be no right to purchase shares pursuant to this Section.

     1.4 FAILURE TO EXERCISE RIGHTS. In the event that the Company and ACN, taken together, do not purchase all of the Offered Shares pursuant to and within time periods set forth above, the Offered Shares may be sold or transferred by NetRatings at any time within 90 days thereafter, subject to the conditions set forth in Article II below. Any sale or transfer of Offered Shares under this Article I shall be at not less than the price nor upon other terms and conditions, if any, more favorable to the purchaser or transferee than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall thereafter again be subject to the requirements of this Article I. In the event that Shares are sold or transferred to ACN pursuant to this subsection, said Offered Shares shall no longer be subject to this Agreement.

     1.5 TRANSFER OF RIGHTS. ACN may assign, in whole or in part, its right to purchase Offered Shares.

     1.6 PROHIBITED TRANSFERS. NetRatings shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares owned by it during the term of this Agreement other than in compliance with the terms of this Agreement.

     1.7 PERMITTED TRANSFERS. The right of first refusal contained in this Agreement shall not apply to: (a) any transfer to the Company pursuant hereto; (b) any sale of Shares in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; or (c) any transfer of Shares by NetRatings to a wholly-owned subsidiary of NetRatings.

                                  ARTICLE II

                      CONDITIONS TO ALL PERMITTED TRANSFERS

     2.1 PARTY TO THIS AGREEMENT. Prior to any transfer by a Stockholder, the transferee must agree to be bound by this Agreement by delivering a duly executed counterpart of this Agreement to the Company and each Stockholder and by executing and delivering such other documents as may be reasonably required by counsel for the Company. Each transferee shall obtain the rights, benefits and obligations that then inure to transferor as though the transferee


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were such transferor. The Stockholders hereby agree that, in connection with any proposed merger or consolidation involving the Company, this Agreement shall continue, without interruption, to apply to the securities held by such Stockholders in the entity surviving such merger or consolidation, and such Stockholders further agree to undertake any amendments to this Agreement as may be deemed necessary by any Stockholder as a result of such merger or consolidation.

     2.2 COMPLIANCE WITH SECURITIES LAWS. In addition to the restrictions on transfer of the Shares contained in this Agreement, no transfer of any Shares shall be made by or on behalf of NetRatings unless the Shares are registered under the Securities Act pursuant to an effective registration statement which contemplates the proposed transfer and complies with the then-applicable regulations, rules and administrative procedures and practices of the Securities and Exchange Commission, and are registered or qualified in accordance with any applicable state securities laws, regulations, rules and administrative procedures and practices, or unless the proposed transfer is exempt from registration under applicable securities laws, in which case the Company may require a written legal opinion to such effect satisfactory to its counsel from a proposed transferee prior to permitting such transfer.

     2.3  LEGEND.

          2.3.1 As long as this Agreement is effective, each certificate representing Shares now held or hereafter acquired by any Stockholder shall bear on the back thereof conspicuous legends as follows (or such equivalent legends as counsel for the Company may approve), in addition to any legend imposed pursuant to any other agreement or required to comply with applicable law:

          "The securities represented by this certificate are restricted by the terms of a Stockholders Agreement dated as of September 22, 1999 among the Company and its stockholders which contains provisions affecting the rights and obligations of the holder of the Shares and restrictions upon the transfer of the Shares. A copy of the Agreement may be inspected at the Company's principal office. Any transfer of the securities represented by this certificate in violation of the Agreement is null and void.

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be sold, assigned, transferred, pledged or otherwise disposed of except in compliance with the requirements of such Act and state laws."

          2.3.2 In the event that any Shares cease to be subject to the terms of this Agreement, the Company shall, upon written request of the holder thereof, issue to such holder a new certificate representing such Shares without the first paragraph of the legend required by Section 2.3.1 hereof. In the event that any Shares shall be registered under the Securities Act in accordance with Section 2.2 hereof, then the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate representing such Shares without the second


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paragraph of the legend required by Section 2.3.1. Notwithstanding Article
VII hereof, the second paragraph of the legend shall remain on certificates representing shares except as set forth in the preceding sentence.

                                  ARTICLE III

                                   PUT RIGHTS

     3.1 In the event (a "Put Event") that the Company has not completed an initial public offering of its common stock pursuant to a registration statement which has become effective under the Securities Act of 1933 ("Initial Public Offering"), on or prior to the fifth anniversary of the date of this Agreement (the "Put Trigger Date") then at any time after the Put Trigger Date NetRatings shall have the right to sell to the Company (the "Put Option"), all, but not less than all, of the Shares owned by NetRatings or its permitted transferees (such Shares to be put by NetRatings hereunder being referred to as the "Put Shares") at a price per share to be determined by the Board of Directors of the Company, which price shall reflect the Board of Directors' good faith estimate of the current fair market value of the Shares (without giving effect to any discount to reflect the fact that the Shares represent a minority interest in the Company). If NetRatings elects to exercise the Put Option, it shall do so by delivering written notice (the "Put Notice") to the Company within thirty (30) business days following (i) the Put Trigger Date, or (ii) any anniversary of the Put Trigger Date. The Company shall notify ACN and NetRatings of the fair market value so determined within twenty (20) business days after receipt of a Put Notice. If NetRatings disputes the fair market value set by the Board of Directors by giving written notice (a "Dispute Notice") to the Company within twenty (20) business days (the "Dispute Period") after being informed of the fair market value determination, the fair market value (without giving effect to any discount to reflect the fact that the Shares represent a minority interest in the Company) shall be determined by an investment banking firm of national reputation which shall be selected by the Board of Directors not later than thirty (20) business days following receipt of the Dispute Notice, with the cost of such determination to be divided equally between the Company and NetRatings, and which determination shall be final and binding upon the parties. If the Board of Directors does not receive a Dispute Notice within the Dispute Period, the decision of the Board of Directors as to fair market value shall be final and binding on the parties.

     3.2 The closing of any purchase of Put Shares shall take place at the principal office of the Company within ten (10) business days after the final determination of fair market value as provided in Section 3.1. At such closing, NetRatings shall deliver to the Company, against payment for the Put Securities in cash (by delivery of a certified check or wire transfer payable to NetRatings) certificates representing, together with stock powers duly endorsed with respect to, the Put Securities, free and clear of all claims, liens and encumbrances (other than pursuant to securities laws or this agreement).


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                                  ARTICLE IV

                              BOARD REPRESENTATION

         As long as NetRatings or any subsidiary of NetRatings holds at least 5% of the Company's issued and outstanding Common Stock, ACN agrees to vote its Shares in favor of one (1) candidate for director nominated by NetRatings or, if the required number of shares of Common Stock is held by a subsidiary of NetRatings, such subsidiary. If the director nominated by NetRatings and elected as provided above ("NRI Director") resigns after his or her election to the Board of Directors, is removed or is otherwise unable to serve for any reason prior to the expiration of his or her term as a director, NetRatings (or its subsidiary if the subsidiary has acquired the shares owned by NetRatings) shall notify the Board thereof and of the identity of its new nominee. NetRatings (or its subsidiary if the subsidiary has acquired the shares owned by NetRatings) shall have the right to designate the individual who will fill the vacancy as the NRI Director. ACN will request that the directors who were nominated by ACN promptly appoint such nominee to be a member of the Board of Directors and use reasonable commercial efforts to cause them to do so or will vote its Shares to vote to elect such nominee as a member of the Board of Directors.

                                    ARTICLE V

                                     FUNDING

     5.1 INITIAL ROLL-OUT COSTS. Funding of Initial Roll-Out Costs (as such term is defined in the License Agreement) shall be the responsibility solely of ACN. ACN may fund Initial Roll-Out Costs by (i) making capital contributions to the Company, for which ACN shall receive such number of shares of Class A Preferred as shall have an aggregate Stated Value in an amount equal to the amount of the capital contribution and with the terms set forth in the Form of Certification of Designation which is annexed hereto as Exhibit A; (ii) making loans to ACNSub, in such manner that Net Ratings shall not (directly or indirectly) bear any principal, interest or other costs arising from such loans and which are not secured by any of the assets of the Company or a pledge of ACN's stock in the Company; or (iii) by arranging third party loans which are not secured by any of the assets of the Company or a pledge of ACN's stock in the Company. If any Initial Roll-Out Cost is funded by third party loans, the principal and interest and all costs associated with such loans ("Loan Obligations") will be contributed to the Company by ACN and ACN shall in any event be responsible to contribute sufficient funds to cause all such Loan Obligations to be repaid prior to the consummation of any Initial Public Offering. If any Initial Roll-Out Cost is funded by loans from ACN, the principal and interest and all costs associated with such loans will be contributed to the Company as capital prior to the consummation of any Initial Public Offering. The parties agree that the failure to repay the third party loans or forgive the loans from ACN is a material inducement for NetRatings to enter the Agreement and NetRatings shall have the right to enforce such obligation against ACN.

     5.2 SHARED FUNDING REQUIREMENTS. All funding requirements of the Company which are not Initial Roll-Out Costs (the "Shared Funding") shall be shared by NetRatings and ACN in proportion to their percentage ownership of voting stock of the Company at the time the funding is made; PROVIDED, that
(i) for a period of two years from the date of this Agreement, unless


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NetRatings notifies ACN of its intention to begin funding its portion of the
Shared Funding prior to the expiration thereof (the "Initial Funding Period"), ACN shall fund the Shared Funding Requirements by (A) making capital contributions to the Company, for which ACN shall receive shares of Class A Preferred with an aggregate Stated Value equal to the amount of the capital contribution, and with the terms set forth in the Form of Certificate of Designation attached as Exhibit A; (B) making loans to the Company which are not secured by any of the assets of the Company or a pledge of ACN's stock in the Company, which loans shall mature at the end of the Initial Funding Period and accrue interest at a fixed rate based upon the prime rate published in the Wall Street Journal as of the date the loan is made; or (C) arranging third party loans which are not secured by any of the assets of the Company or a pledge of ACN's stock in the Company; and (ii) NetRatings shall reimburse ACN within twenty (20) Business Days after expiration of the Initial Funding Period for NetRatings' proportionate share of any capital contributions provided to the Company by ACN during the Initial Funding Period, in an amount equal to (i) the amount of such capital contributions plus (ii) accrued interest at a fixed rate based upon the prime rate published by the Wall Street Journal as of the date the capital contribution was made, and upon receipt of such reimbursement, ACN shall return to the Company for cancellation Class A Preferred with an aggregate Stated Value equal to the amount of the Capital Contribution so reimbursed, without ACN receiving any consideration therefor.

     5.3  FUNDING REQUIREMENTS AFTER INITIAL FUNDING PERIOD.

          5.3.1 CAPITAL CALL. After the Initial Funding Period, the Company may from time to time by notice to the Stockholders (a "Capital Call") require capital contributions to be made to the Company in such amounts as the Company's Board of Directors may determine. For any Capital Call made after the Initial Funding Period, each Stockholder shall pay, or cause to be paid, its respective capital contributions (the "Required Payments" and each a "Required Payment") with respect to the Capital Call within thirty (30) business days after the Capital Call is made or such other period, (but not less than thirty (30) business days), as the Board of Directors may decide. Capital contributions shall be made, or caused to be made, by the Stockholders in proportion to their percentage ownership of voting stock of the Company on the date the Board of Directors approves the Capital Call. If both Stockholders make their Required Payments, the Company need not issue any additional securities in exchange therefore.

          5.3.2 If either Stockholder ("Defaulting Party") fails to make, or cause to be made, its Required Payment with respect to a Capital Call as required by Section 6.3.1, then whichever Stockholder is not the Defaulting Party shall be issued shares of a Class B Preferred Series with an aggregate Stated Value equal to the amount of such capital contribution. Such Class B Preferred Series shall have the terms set forth in the form of Certificate of Designation which is annexed hereto as Exhibit B.

     5.4  FUNDING REQUESTS BY NETRATINGS.

          5.4.1 Following the third anniversary of this Agreement, NetRatings shall have the right to require the Company to make a Capital Call, in the following manner. NetRatings shall request by written notice (the "NetRatings Capital Call Notice") that the Company make a Capital Call. The NetRatings Capital Call Notice shall specify the proposed use of the capital that NetRatings proposes be raised by such Capital Call. The Company shall not be required to

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make such Capital Call unless NetRatings shall demonstrate to the reasonable satisfaction of the Board of Directors that the capital that NetRatings requests be contributed is necessary in order for the Company to exploit commercial opportunities that would be in the best interests of the Company and the Stockholders and that the Company would not be able to exploit such commercial opportunities effectively without the contribution of such capital. In the event that the Board of Directors shall decline to make such Capital Call, NetRatings shall have the right to dispute such determination, through the dispute resolution procedures set forth in Section 8.2 of the Operating Agreement. The Stockholders agree that the Company shall not be required to make such Capital Call as a result of such dispute resolution unless the standard set forth in the preceding sentence is satisfied.

          5.4.2 In the event that a Capital Call shall be made as a result of the procedures set forth in Section 5.4.1, the Stockholders shall each pay, or cause to be paid, their respective capital contributions (the "Required Payments" and each a "Required Payment") with respect to the Capital Call within thirty (30) business days after the Capital Call is made or such other period (but not less than thirty (30) business days), as the Board of Directors may decide. Capital contributions shall be made, or caused to be made, by the Stockholders in proportion to their percentage ownership of voting stock of the Company on the date of the Capital Call. If both Stockholders make their Required Payments, the Company need not issue any additional securities in exchange therefore.

          5.4.3 If either Stockholder ("Defaulting Party") fails to make, or cause to be made, its Required Payment with respect to a Capital Call as required by Section 5.4.2, then whichever Stockholder is not the Defaulting Party shall be issued such number of shares of Class B Preferred as shall have an aggregate Stated Value equal to the amount of such capital contribution. Such Class B Preferred stock shall have the terms set forth in the form of Certificate of Designation which is annexed hereto as Exhibit B. Notwithstanding the foregoing, if ACN shall decline to participate in such Capital Call and if the issuance of Class B Preferred to NetRatings would result in the inability of ACN to include the Company in ACN's consolidated tax returns for Federal income tax purposes during either of the two years following the third anniversary of the date of this Agreement ACN shall have the right to cause the Company to issue convertible debt to NetRatings in lieu of such Class B Preferred, such debt to be (i) unsecured, (ii) have a maturity of no more than two years, (iii) be convertible into Common Stock at a conversion price based on the fair market value of the Common Stock on the date on which the capital contribution was made as determined in accordance with the procedures set forth in Section 3.1 hereof and (iv) shall bear interest at a fixed rate based upon the prime rate published by the Wall Street Journal as of the date the loan is made.

          5.4.4 The Company shall issue a quarterly report to the Stockholders within thirty (30) days of the end of any calendar quarter setting forth what securities were issued during the prior quarter for any monies received during the prior quarter, what loans were received from ACN or a third party to fund the Initial Roll-Out Costs or the Shared Funding and a statement setting forth any Initial Roll-Out Costs and other costs incurred in the period covered by such report. Upon request of a Stockholder, the Company will provide a copy of any document setting forth the sale of such securities or the receipt of such loan.


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          5.4.5  The Series A Preferred and the Series B Preferred shall be issued solely for the purposes set forth in this Article V. ACN agrees not to vote in favor of any amendment to the terms of the Series A Preferred or Series B Preferred or Section 11 (regarding bankruptcy) and Section 12 (regarding acquisitions) of the Certificate of Incorporation without the affirmative vote of each director holding office who was nominated at the request of NetRatings, Inc. or its permitted transferees and each director holding office who was nominated at the request of the holders of Preferred Stock.

                                   ARTICLE VI

                                STOCK OPTION PLAN

     The Stockholders agree that the Company shall adopt, as soon as practicable after execution of this Agreement, a 1999 Stock Option Plan in a form reasonably acceptable to NetRatings and ACN, pursuant to which up to 10% of the Company's outstanding Common Stock on a fully-diluted basis will be reserved for issuance upon exercise of stock options granted pursuant to such plan.

                                   ARTICLE VII

                                   TERMINATION

     Except as provided in Section 2.3., this Agreement shall expire, and be of no further force or effect, upon closing of an Initial Public Offering.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 GOVERNING LAW. This Agreement shall be governed by the General Corporation Law of the State of Delaware without regard to choice of law provisions thereof.

     8.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings between them or any of them as to such subject matter.

     8.3 AMENDMENT. Except as otherwise expressly provided herein, this Agreement may be amended only upon the written consent of the Stockholder against whom this Agreement is sought to be enforced and the Company.

     8.4 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and permitted transferees, except as may be expressly provided otherwise herein.

     8.5 INVALIDITY OF PROVISIONS. In the case any one or more of the provisions contained in this Agreement shall for any reason to be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this


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Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

     8.6 NOTICE. All notices and other communications required or permitted under this Agreement shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Stockholder, at such Stockholder's address as such Stockholder shall have furnished to the Company in writing, or (b) if to the Company, one copy should be sent to its offices and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Investor.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

     8.7 NO WAIVER. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to the parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances.

     8.8 SPECIFIC PERFORMANCE. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

     8.9 CONSIDERATION. The Stockholders agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

     8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.


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

     The foregoing Stockholders Agreement is hereby executed as of the day and year first written above.

"COMPANY"                                       ACNIELSEN ERATINGS.COM


                                                By:
                                                   --------------------------
                                                Name:
                                                     ------------------------
                                                Title:
                                                      -----------------------

"STOCKHOLDERS"                                  ACNIELSEN CORPORATION


                                                By:
                                                   --------------------------
                                                Name:
                                                     ------------------------
                                                Title:
                                                      -----------------------

                                                NETRATINGS, INC.


                                                By:
                                                   --------------------------
                                                Name:
                                                     ------------------------
                                                Title:
                                                      -----------------------






                  SIGNATURE PAGE OF THE STOCKHOLDERS AGREEMENT



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